UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Retail Properties of America, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide certain information about the Company, as set forth in this Item 2.02 – “Results of Operations and Financial Condition.”

As of June 30, 2020, primarily due to the negative economic impact caused by the COVID-19 pandemic, the Company expects to increase its allowance for doubtful accounts receivable as compared to March 31, 2020 by an aggregate of approximately $15.0 million to $20.0 million. The Company estimates that this increase will consist of an allowance against accounts receivable of approximately $12.0 million to $15.0 million and an allowance against straight-line rent receivables of approximately $3.0 million to $5.0 million, with a corresponding reduction in lease income. The foregoing estimates are preliminary, unaudited and based upon currently available information. Such estimates are subject to revision as a result of, among other things, the completion of the Company’s financial closing process for the quarter ended June 30, 2020, which may result in an adjustment different than this range, and are not intended to describe or represent all impacts on the Company’s financial position or results of operations or cash flows caused by the COVID-19 pandemic. For more information, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The information in this Item 2.02 – “Results of Operations and Financial Condition” is being furnished. Such information shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

The Company is filing this Current Report on Form 8-K to provide certain information about the Company, as set forth in Exhibit 99.1 attached hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following Exhibits are included in this Current Report on Form 8-K:

99.1†	Retail Properties of America, Inc. Information July 2020.

101.SCH†	Inline XBRL Taxonomy Extension Schema Document.

101.CAL†	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB†	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE†	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF†	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104†	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M Swinehart
Julie M. Swinehart
Date: July 17, 2020		Executive Vice President, Chief Financial Officer and Treasurer